Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kristen Thomas

Director, Investor Relations

KThomas@nexpoint.com

Media: MediaRelations@nexpoint.com

NREF Announces Third Quarter 2022 Results, Provides Fourth Quarter 2022 Guidance

Dallas, TX, October 27, 2022, – NexPoint Real Estate Finance, Inc. ("NREF" or the "Company") (NYSE: NREF) today reported its financial results for the quarter ended September 30, 2022.

NREF reported net loss of $8.7 million, or $(0.54) per diluted share1, for the three months ended September 30, 2022, respectively, as compared to net income of $25.2 million, or $1.17 per diluted share, for the three months ended September 30, 2021.

NREF reported cash available for distribution2 of $11.2 million, or $0.50 per diluted share1, for the three months ended September 30, 2022.

Matt McGraner, Chief Investment Officer of NREF, said “NREF continued to effectively deploy capital into over $100 million of accretive investments in our core verticals – workforce multifamily housing, single family rental and self-storage. Through our commitment to investing in high-quality assets backed by prudent sponsors, we’ve built a resilient credit profile that is well-positioned to continue to perform in this rising interest rate environment.”

Third Quarter 2022 Highlights

•	Outstanding total portfolio of $1.7 billion, composed of 83 investments[3]
•	Single-family rental (“SFR”), multifamily, life sciences, and self-storage represent 42.1%, 53.9%, 2.5%, and 1.5% of the Company’s debt portfolio, respectively
•

Weighted-average loan to value (“LTV”)[4] and debt service coverage ratio (“DSCR”) on our SFR, CMBS, CMBS IO strips, preferred, mezzanine, credit risk transfer and mortgage-backed security investments are 68.1% and 1.76x3, respectively

•	As of October 26, 2022, there are no loans currently in default or forbearance in our portfolio
•	On July 1, 2022, NREF originated a $9.0MM mezzanine loan with a current yield of 11.1%
•	On July 28, 2022, NREF purchased a $70.5MM floating rate Freddie Mac K-Series B-Piece, with a yield of SOFR + 525bps
•	On September 25, 2022, one single‐family rental first mortgage loan with an aggregate principal amount of $4.6MM was repaid in full
•	On September 29, 2022, NREF purchased a $8.0MM mortgage-backed security with a yield of SOFR +578bps
•	During 3Q 2022, NREF purchased $17.5MM of preferred equity investments with a blended current yield of 12.7%
•

Year-over-year changes of earnings per diluted share, earnings available for distribution per diluted share, cash available for distribution[2] per diluted share and book value per combined share (common shares and noncontrolling interests) of -146.2%, -5.9%, -19.4% and -1.7%, respectively

•	On October 25, 2022 NREF announced a fourth quarter 2022 dividend of $0.50 per common share

1 Weighted-average diluted shares outstanding assumes vesting of all outstanding unvested restricted stock units and the conversion of all redeemable non-controlling interests.

2 Earnings available for distribution and cash available for distribution are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of earnings available for distribution and cash available for distribution to net income (loss) attributable to common stockholders, see the “Reconciliations of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this release.

3 As of October 26, 2022; CMBS B-Pieces reflected on an unconsolidated basis.

4 Loan to value is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For our CMBS B-Pieces, LTV is based on the weighted-average LTV of the underlying loan pool.

5 Net income attributable to common stockholders in 4Q 2022 is estimated to be between $7.5MM and $9.2MM. See reconciliations below.

Looking Ahead: Fourth Quarter 2022 Guidance

Earnings Available for Distribution

●	4Q 2022 EAD per diluted common share guidance is $0.53[5] at the midpoint
	Low	Mid	High
	Sep. 30, 2022	Sep. 30, 2022	Sep. 30, 2022

Net income attributable to common stockholders	$7,455	$8,323	$9,190
Net income attributable to redeemable noncontrolling interests	2,569	2,836	3,104
Adjustments
Amortization of stock-based compensation	870	870	870
EAD	$10,894	$12,029	$13,164

Weighted average common shares outstanding - basic	15,557	15,557	15,557
Weighted average common shares outstanding - diluted	22,696	22,696	22,696

EAD per Diluted Weighted Average Share	$0.48	$0.53	$0.58

Cash Available for Distribution

●	4Q 2022 CAD per diluted common share guidance is $0.52[5] at the midpoint
	Low	Mid	High
	Sep. 30, 2022	Sep. 30, 2022	Sep. 30, 2022

EAD	$10,894	$12,029	$13,164
Adjustments
Amortization of premiums	4,451	4,451	4,451
Accretion of discounts	(5,235)	(5,235)	(5,235)
Amortization and depreciation	557	557	557
CAD	$10,667	$11,802	$12,937

Weighted average common shares outstanding - basic	15,557	15,557	15,557
Weighted average common shares outstanding - diluted	22,696	22,696	22,696

CAD per Diluted Weighted Average Share	$0.47	$0.52	$0.57

Conference Call Details

The Company is scheduled to host a conference call on Thursday, October 27, 2022, at 11:00 a.m. ET (10:00 a.m. CT), to discuss third quarter 2022 financial results.

The conference call can be accessed live over the phone by dialing +1 786-697-3501 or 866-580-3963. A live audio webcast of the call will be available online at the Company's website, https://nref.nexpoint.com (under "Resources"). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Thursday, November 3, 2022, by dialing 1 866-583-1035 or, for international callers, +44 (0) 20-3451-9993 and entering passcode 4232965#.

For additional commentary and portfolio information, please view NREF’s earning supplement, which was posted on the Company’s website, http://nref.nexpoint.com.

Reconciliations of Non-GAAP Financial Measures

The following table provides a reconciliation of Earnings Available for Distribution and Cash Available for Distribution to GAAP net income attributable to common stockholders (in thousands, except per share amounts):

	For the Three Months Ended September 30,
	2022	2021	% Change
Net income (loss) attributable to common stockholders	$(8,059)	$13,233	-160.9%
Net income attributable to redeemable noncontrolling interests	(1,509)	11,084	-113.6%

Adjustments
Amortization of stock-based compensation	870	538	61.7%
Unrealized (gains) or losses (1)	19,473	(14,336)	-235.8%
EAD	$10,775	$10,519	2.4%

EAD per Diluted Weighted-Average Share	$0.48	$0.51	-5.9%

Adjustments
Amortization of premiums	$3,425	$5,390	-36.5%
Accretion of discounts	(3,517)	(2,976)	18.2%
Depreciation and amortization of real estate investment	545	—	N/A
Amortization of deferred financing costs	12	—	N/A
CAD	$11,240	$12,933	-13.1%

CAD per Diluted Weighted-Average Share	$0.50	$0.62	-19.4%

Weighted-average common shares outstanding - basic	14,962	6,863	118.0%
Weighted-average common shares outstanding - diluted	22,678	20,721	9.4%
(1)	Unrealized gains represent the net change in unrealized gains on investments held at fair value.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc., is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol "NREF" primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage-backed securities. More information about the Company is available at http://nref.nexpoint.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate", "estimate", "expect," "intend," "may", "should" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and industry in general, the Company built a resilient credit profile that is well positioned to continue to perform in this rising interest rate environment and fourth quarter 2022 guidance, including net income attributable to common stockholders, EAD and CAD and related assumptions and estimates. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are earnings available for distribution (“EAD”) and cash available for distribution (“CAD”).

EAD is defined as net income (loss) attributable to our common stockholders computed in accordance with GAAP, including net income (loss) attributable to non-controlling interests and realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. We use EAD to evaluate our performance which excludes the effects of certain GAAP adjustments and transactions that we believe are not indicative of our current operations and to assess our long-term ability to pay distributions. We believe providing EAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our long-term ability to pay distributions. We also use EAD as a component of the management fee paid to our manager. EAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of EAD may not be comparable to EAD reported by other REITs.

We calculate CAD by adjusting EAD by adding back amortization of premiums, amortization and depreciation and amortization of deferred financing costs and by removing accretion of discounts and non-cash items, such as stock dividends. We use CAD to evaluate our performance and our current ability to pay distributions. We also believe that providing CAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our current ability to pay distributions. CAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of CAD may not be comparable to CAD reported by other REITs.